UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: November 21, 2017
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement Amendment

On November 21, 2017, QEP Resources, Inc. ("QEP"), Wells Fargo Bank, National Association, in its capacity as administrative agent, and the other financial institutions party thereto entered into the Seventh Amendment to Credit Agreement (the "Amendment"), which amends the Credit Agreement dated as of August 25, 2011 (as amended by the First Amendment to Credit Agreement dated as of July 6, 2012, the Second Amendment to Credit Agreement dated as of August 13, 2013, the Third Amendment to Credit Agreement dated as of February 25, 2014, the Fourth Amendment to Credit Agreement and Commitment Increase Agreement dated as of December 2, 2014, the Fifth Amendment to Credit Agreement dated as of November 23, 2015 and the Sixth Amendment to Credit Agreement dated as of May 5, 2017, the "Revolving Credit Agreement").

The Amendment amended the Revolving Credit Agreement to, among other matters:

(i)reduce aggregate commitments under QEP's Revolving Credit Agreement to $1.25 billion,
(ii)extend the maturity date to September 1, 2022, subject to the satisfaction of certain conditions,
(iii)reduce the sublimit for letters of credit to $225 million and the sublimit for swing line loans to $100 million,
(iv)increase the applicable rate for all borrowings under the Revolving Credit Agreement by 0.25% and increase the fee for unused commitments by 0.05%, and
(v)during a debt ratings trigger period, QEP's ratio of present value to consolidated net funded debt shall be at least:
(a)1.25 to 1.00 prior to and on December 31, 2018,
(b)1.40 to 1.00 commencing on January 1, 2019, through and including December 31, 2019, and
(c)1.50 to 1.00 on and after January 1, 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit
10.1
Seventh Amendment to Credit Agreement, dated as of November 21, 2017, by and among QEP Resources, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

November 27, 2017

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Exhibit
10.1
Seventh Amendment to Credit Agreement, dated as of November 21, 2017, by and among QEP Resources, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders.